Exhibit 10.1

Purden Lake Resource Corp.

SUBSCRIPTION DOCUMENTS

October 23, 2009

PURDEN LAKE RESOURCE CORP.

SUBSCRIPTION INSTRUCTIONS

IMPORTANT:  PLEASE READ THE ATTACHED SUBSCRIPTION AGREEMENT CAREFULLY BEFORE COMPLETING AND SIGNING IT.  THERE ARE SIGNIFICANT REPRESENTATIONS CONTAINED IN THE SUBSCRIPTION AGREEMENT.

All subscribers must complete and execute the documents contained in this booklet in accordance with the instructions set forth below.  Any questions you may have concerning these documents should be directed to Chris Stala, telephone (631) 851-0918 or Owen May, telephone (212) 508-2100.

INSTRUCTIONS

1.           Fill in the requested information and Sign the Subscription Agreement.

2.           Fill in the Investor Information form attached as Annex A to the Subscription Agreement.

3.           Individual Investors – Fill in and Sign the Certificate for Individual Investors attached as Annex B to the Subscription Agreement.

4.           Entity Investors - Fill in and Sign the Certificate for Entity Investors attached as Annex C to the Subscription Agreement.

5.           Fax all forms to Chris Stala at (631) 234-1311 and Owen May at (212) 508-2124 and then Send all signed original documents with a check (if applicable) to:

May Davis Partners, LLC 800 Third Avenue, 9th Floor New York, New York 10022 Attention: Owen May	American Capital Partners, LLC 205 Oser Avenue Hauppauge, New York 11788 Attention: Chris Stala

6.           Please make your subscription payment payable to the order of “SIGNATURE BANK – AS ESCROW AGENT FOR PURDEN LAKE RESOURCE CORP.”

To wire funds directly see the following instructions:

Bank Name:	Signature Bank
Bank Address:	261 Madison Avenue, New York, New York 10016
Acct. Name:	Signature Bank as Escrow Agent for Purden Lake Resource Corp.
ABA Number:	026013576
A/C Account #:	1501326425
FBO:	Investor Name
Social Security or EIN Number
Address

           Each investor who executes a Subscription Agreement and the other documents contained in this package (individually an “Investor” and collectively, the “Investors”) will purchase the number of units (the “Units”) of Purden Lake Resource Corp., a Delaware corporation (the “Company”) set forth on the signature page to such Subscription Agreement at a purchase price of $10,000 per Unit.  Each Unit consists of 3,937 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a five (5) year warrant (a “Warrant”), exercisable for the purchase of 514 shares of Common Stock.  The Units are being offered by the Company, through May Davis Partners, LLC and American Capital Partners LLC, as the exclusive co-placement agents (the “Co-Placement Agents”), pursuant to the offering terms set forth in the Company’s Confidential Private Placement Memorandum, dated October 23, 2009, as may be amended and/or supplemented, from time to time (collectively, the “Memorandum”).

The Units are being offered (the “Offering”) on a “reasonable efforts all or none” basis up to 582 Units ($5,820,000) (the “Minimum Amount”) and thereafter on a “reasonable efforts” basis up to 1,147 Units ($11,470,000) (the “Maximum Amount”), provided, however, that the Company may, in its sole discretion, elect to accept additional subscriptions for up to an additional 500 Units, or $5,000,000 (the “Over-Subscription Allotment”).  The minimum investment amount that may be purchased by an Investor is one Unit ($10,000) (the “Minimum Investor Purchase”); provided however, the Company and the Co-Placement Agents may in their mutual discretion, accept an Investor subscription for an amount less than the Minimum Investor Purchase.

The Offering is being made solely to “accredited investors” (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)).

All subscription funds will be held in a non-interest bearing escrow account at Signature Bank, 261 Madison Avenue, New York, New York 10016.  The Offering will commence on the date of the Memorandum and will continue through November 20, 2009 (the “Initial Offering Period”), which period may be extended by the Company to a date no later than December 21, 2009, unless otherwise further extended at the sole discretion of the Company (the “Termination Date”, with this additional period, together with the Initial Offering Period, being referred to as the “Offering Period”).  During the Offering Period, the Company may hold an initial closing (the “Initial Closing”) at any time after the Company has received and accepted subscriptions equal to the Minimum Amount and the other conditions to the Initial Closing have been satisfied, including, but not limited to, the closing of a share exchange transaction (the “Merger”) between the Company and Ingenious Paragon Global Limited, a British Virgin Islands company.  After the Initial Closing, subsequent closings with respect to additional Units may take place at any time, as determined jointly by the Company and the Co-Placement Agents (each such closing, together with the Initial Closing, being referred to as a “Closing”).  In the event that a Closing is not held prior to the Termination Date, the Company will refund all subscription funds, without deduction and/or interest accrued thereon, and will return the subscription documents to each subscriber.

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In the event that the Company and the Co-Placement Agents reject a subscription, either in whole or in part (which decision is in their mutual discretion), the rejected subscription funds or the rejected portion thereof will be returned promptly to such subscriber without interest accrued thereon.

The Company and the Co-Placement Agents reserve the right (but are not obligated) to purchase and/or have their respective employees, agents, officers, directors and affiliates purchase Units in the Offering and all such purchases will be counted towards the Minimum Amount and the Maximum Amount.

The terms of the Offering and the conditions to hold the Initial Closing are more completely described in the Memorandum and such terms are incorporated herein in their entirety.  Certain capitalized terms used, but not otherwise defined herein, will have the respective meanings provided in the Memorandum.

Questions regarding completion of the subscription documents should be directed to Chris Stala at (631) 851-0918 or Owen May at (212) 508-2100.

ALL SUBSCRIPTION DOCUMENTS MUST BE FILLED IN AND SIGNED EXACTLY AS SET FORTH WITHIN.

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SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of ________________, 2009, by and between Purden Lake Resource Corp., a Delaware corporation (the “Company”) and the investor identified on the signature page to this Agreement (the “Investor”).

RECITALS

A.
WHEREAS, pursuant to the Company’s Confidential Private Placement Memorandum, dated October 23, 2009 (the “Memorandum”), the Company is offering (the “Offering”), upon the terms and conditions stated in this Agreement and the Memorandum, a minimum of 582 units (the “Minimum Amount”) and a maximum of 1,147 units (the “Maximum Amount”); at a purchase price of $10,000 per unit (each, a “Unit”), each Unit consisting of:

(a)	3,937 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

(b)	a warrant (the “Warrant”) to purchase 514 shares of Common Stock at an exercise price of $3.81 per share (the “Warrant Shares”);

B.	WHEREAS, the Units, Common Stock, Warrants and Warrant Shares issued pursuant to this Agreement are collectively referred to herein as the “Securities;” and

C.
WHEREAS, as a condition and subject to the receipt and acceptance of subscriptions in an amount equal to no less than the Minimum Amount, the Company shall complete a reverse transaction (the “Reverse Transaction”) with Ingenious Paragon Global Limited, a British Virgin Islands company (“Ingenious”) pursuant to which Ingenious shall become a wholly owned subsidiary of the Company;

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Units as set forth herein.

1.	Definitions. For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.

1.1 “Affiliate” means, with respect to any specified Person:

(a) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or

(b) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.  As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

1.2 “Anti-Dilution Period” as defined in Section 8.1.

1.3 “Business Day” means any day on which banks located in New York City are not required or authorized by law to remain closed.

1.4 “Closing” and “Closing Date” as defined in Section 2.6.

1.5 “Common Stock” as defined in the recitals above.

1.6 “Company Financial Statements” as defined in Section 5.4.

1.7 “Company’s knowledge” means the information and/or other items that the executive officers (as defined in Rule 405 under the Securities Act) of the Company have actual knowledge of  after due inquiry.

1.8 “Co-Placement Agents” as defined in the Subscription Instructions.

1.9 “Escrow Account” means the Company’s non-interest bearing account at Signature Bank, 261 Madison Avenue, New York, New York 10016 (the “Escrow Agent”).

1.10 “Escrow Agreement” means the Escrow Agreement, dated October 21, 2009, by and among the Company, the Co-Placement Agents and the Escrow Agent.

1.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.12 “Final Closing Date” as defined in Section 2.6.

1.13 “Holder” or “Holders” shall mean the holder or holders, as the case may be, from time to time of Registrable Securities.

1.14 “Initial Closing” as defined in Section 2.6.

1.15 “Liens” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.

1.16 “Maximum Amount” as defined in the recitals above.

1.17 “Minimum Amount” as defined in the recitals above.

1.18 “Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

1.19 “Memorandum” means the Company’s Confidential Private Placement Memorandum, dated October 23, 2009, together with any and all amendments and/or supplements thereto.

1.20 “Regulation D” means Regulation D, as amended, promulgated under the Securities Act.

1.21 “Registrable Securities” as defined in Section 4.5.

1.22 “Registration Filing Date” as defined in Section 4.5.

1.23 “Registration Statement” as defined in Section 4.5.

1.24 “Reverse Transaction” as defined in the recitals above.

1.25 “Rule 144” means Rule 144, as amended, under the Securities Act or any successor rule.

1.26 “SEC” means the United States Securities and Exchange Commission.

1.27 “SEC Guidance” means (i) any publicly-available written guidance, or rule of general applicability of the SEC staff, or (ii) oral or written comments, requirements or requests of the SEC staff to the Company in connection with the review of a Registration Statement.

1.28 “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by Purden Lake Resource Corp., pursuant to the reporting requirements of the Securities Act and/or the Exchange Act since December 31, 2007.

1.29 “Securities” as defined in the recitals above.

1.30 “Securities Act” means the Securities Act of 1933, as amended.

1.31 “Shares” means the shares of Common Stock underlying the Units.

1.32 “Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise.

1.33 “Transaction Documents” shall mean this Agreement, the Memorandum, the Warrants and the Escrow Agreement.

1.34 “Warrant Shares” as defined in the recitals above.

1.35 “Warrants” as defined in the recitals above.

2.	Sale and Purchase of Units.

2.1    Subscription for Units.    Subject to the terms and conditions of this Agreement, the undersigned Investor hereby subscribes for and agrees to purchase the number of Units set forth on the signature page to this Subscription Agreement, at a purchase price of $10,000 per Unit.

2.2    Payment.  The Investor encloses herewith a check payable to, or will immediately make a wire transfer payment to, “Signature Bank, as Escrow Agent for Purden Lake Resource Corp.,” in the full amount of the purchase price of the Units being subscribed for.

2.3    Deposit of Funds.  All payments made as provided in Section 2.2 hereof will be deposited in the Escrow Account.  In the event that the Company does not effect a Closing (as defined below), on or before November 20, 2009 (the “Initial Offering Period”), which period may be extended by the Company and the Co-Placement Agents in their mutual discretion to a date no later than December 21, 2009, unless otherwise further extended at the sole discretion of the Company (the “Termination Date”, with this additional period, together with the Initial Offering Period, being referred to herein as the “Offering Period”), the Company will refund all subscription funds, without deduction and/or interest accrued thereon, and will return the subscription documents to the Investor.

2.4    Acceptance of Subscription.  The Investor understands and agrees that the Company and the Co-Placement Agents, in their discretion, reserve the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Investor of notice of acceptance of this or any other subscription.  The Company will have no obligation hereunder until the Company executes and delivers to the Investor an executed signature page to this Subscription Agreement.  If an Investor’s subscription is rejected in whole, the Offering is terminated, the Minimum Amount is not subscribed for and accepted, or the Reverse Transaction is not effectuated, all funds received from the Investor will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will thereafter be of no further force or effect.  If an Investor’s subscription is rejected in part, the funds for the rejected portion of such subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect to the extent such subscription was accepted.

2.5    Closing Deliveries.  Together with the check for, or wire transfer of, the full purchase price, the Investor is delivering a completed and executed signature page to this Agreement, a completed investor questionnaire attached hereto as Annex A, and an investor certification attached hereto as Annex B or Annex C as applicable (the “Investor Certification”).

2.6    Closings.  The Company may hold an initial closing (the “Initial Closing”) at any time after: (i) the receipt of accepted subscriptions prior to the Termination Date equal to an amount not less than the Minimum Amount; (ii) the completion of the Reverse Transaction; and (iii) the other conditions to Closing are satisfied.  After the Initial Closing, subsequent Closings with respect to additional Units may take place at any time, as determined by the Company and the Co-Placement Agents, with respect to subscriptions accepted prior to the Termination Date up to the Maximum Amount (each such closing, together with the Initial Closing, being referred to as a “Closing”).  The date of each Closing shall be referred to herein as a “Closing Date” and the date of the final Closing shall be referred to herein as the “Final Closing Date.”

2.7    Offering to Accredited Investors.  This Offering is limited to accredited investors as defined in Section 2(15) of the Securities Act, and Rule 501 under Regulation D, and is being made without registration under the Securities Act in reliance upon the exemptions contained in Section 4(2) of the Securities Act, Rule 506 under Regulation D and applicable state securities laws.

3.	Representations, Warranties and Acknowledgements of the Investor.

The undersigned Investor hereby represents, warrants, acknowledges and agrees that:

3.1    No Registration.  None of the Securities have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States.  The Investor understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Investor contained in this Subscription Agreement.

3.2    Restricted Securities.  The Investor understands that except as provided in this Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities, as applicable, may not be transferred unless:

(a) they are sold pursuant to an effective registration statement under the Securities Act; or

(b) they are sold pursuant to a valid exemption from the registration requirements of the Securities Act and, if required by the Company, the Investor shall have delivered to the Company, at the Company’s sole cost and expense, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from the registration requirements of the Securities Act, which opinion shall be acceptable to the Company; or

(c) they are sold or transferred to an “affiliate” (as defined in Rule 144) of the Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 3.2 and who is an accredited investor, or

(d) they are sold pursuant to Rule 144, which shall be accompanied by an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to Rule 144.

The Investor understands that any sale of the Securities made in reliance of Rule 144 may be made only in accordance with the terms of Rule 144 and, other than as provided in the Transaction Documents, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

3.3    Independent Advice.  The Investor and the Investor’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, “Advisors”), have received and have carefully reviewed the Transaction Documents and all other documents requested by the Investor or its Advisors, if any,  and understand the information contained therein, prior to the execution of this Subscription Agreement;

3.4    No SEC Review or Approval.  Neither the SEC nor any state or other securities commission, securities regulator or similar regulatory authority has reviewed or passed on the merits of the Securities or reviewed or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Memorandum.  The Memorandum has not been reviewed by any Federal, state or other regulatory authority.  Any representation to the contrary may be a criminal offense.

3.5    Disclosure of Information.  The Investor and its Advisors, if any, have had a reasonable opportunity to receive, and fully and carefully review, all information related to the Company, the Securities, the Reverse Transaction and Ingenious requested by it and to ask questions of and receive answers from the Company regarding the Company, the Reverse Transaction, Ingenious and the terms and conditions of the offering of the Securities.   The Investor acknowledges that it has received, all documents, records, and books pertaining to the investment in the Securities have been made available to the Investor and its Advisors, if any.  The Investor and its Advisors, if any, have fully and carefully reviewed and understand all of the Transaction Documents, including, but not limited to, the Memorandum describing, among other items, the Company, the Reverse Transaction, Ingenious, the Securities, the Offering and the risks associated with all of the foregoing. Investor acknowledges that it has received, either in hardcopy or electronically, copies of the SEC Reports, and has fully and carefully reviewed and understands the SEC Reports.  The Investor understands that its investment in the Securities involves a high degree of risk.  The Investor’s decision to enter into this Agreement has been made based solely on the independent evaluation of the Investor and its Advisors, if any.  The Investor has received such accounting, tax and legal advice from Persons other than the Company and the Co-Placement Agents as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

3.6    Legends on Shares, Warrants and Warrant Shares.  The Investor understands that, certificates evidencing the Shares, the Warrants and Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates evidencing such Shares and Warrant Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS

AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

If required by the authorities of any state in connection with the issuance or sale of the Shares, the Warrants or any Warrant Shares, the certificates will also bear any legend required by such state authority.

3.7    No Reliance.  In evaluating the suitability of an investment in the Company the Investor has not relied upon any representation or other information (oral or written) other than as stated in the Memorandum, the other Transaction Documents or as contained in documents so furnished to the Investor or its Advisors, if any, by the Company in writing.

3.8    No General Solicitation.  The Investor (i) has a relationship with the Co-Placement Agents that pre-dates this Offering, and (ii) is unaware of, is in no way relying on, and did not become aware of the Offering directly or indirectly through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement, press release or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with the Offering and is not subscribing for Units and did not become aware of the Offering through or as a result of any seminar or meeting to which the Investor was invited by, or any solicitation of a subscription by, a person not previously known to the Investor in connection with investments in securities generally.

3.9    Brokers, Finders.  The Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to the Offering, this Agreement or the transactions contemplated hereby (other than commissions and other compensation to be paid by the Company to the Co-Placement Agents as described in the Memorandum).

3.10    Investment Experience.  The Investor, either alone or together with its Advisors, if any, have such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities similar to the Securities, so as to enable them to utilize the information made available to them in connection with the Offering to evaluate the merits and risks of an investment in the Securities and the Company and to make an informed investment decision with respect thereto.  The Investor, either alone or together with its Advisors, is knowledgeable about investments in “shell companies” as such term is defined under Rule 405 of the Securities Act.

3.11    Purchase Entirely for Own Account.  The Securities are being acquired for the Investor’s own account, not as nominee or agent, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.

3.12    High Risk Investment.  The purchase of the Securities represents a high risk capital investment and the Investor is able to afford an investment in a speculative venture having the risks and objectives of the Company.  The Investor must bear the substantial economic risks of the investment in the Securities indefinitely because none of the Securities may be sold, transferred, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.  The Investor has adequate means of providing for such Investor’s current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Securities for an indefinite period of time.  The Investor has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur.  The Investor’s overall commitment to investments which are not readily marketable is not excessive in view of the Investor’s net worth and financial circumstances and the purchase of the Securities will not cause such commitment to become excessive.  This investment in the Securities is a suitable one for the Investor.

3.13    Accredited Investor.  The Investor is an “accredited investor” as that term is defined in Regulation D under the Securities Act, and has truthfully and accurately completed the applicable accredited investor certification annexed hereto.

3.14    Capacity.  The Investor: (i) if a natural person, represents that the Investor has reached the age of 21 and has full authority, legal capacity and competence to enter into, execute and deliver this Agreement and the Transaction Documents to which the Investor is a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof and, (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, such entity has full power and authority to execute and deliver this Agreement, the Transaction Documents to which it is a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof and to purchase and hold the Units, the execution and delivery of this Agreement and the Transaction Documents to which it is a Party have been duly authorized by all necessary action; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a Party in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Investor is executing this Agreement and the Transaction Documents, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and the Transaction Documents to which it is a party and make an investment in the Company.

3.15    No Violation of Corporate Governance Documents.  If the Investor is a corporation or other entity, the entering into of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter, bylaws or other organizational documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound.

3.16    Binding Agreement.  The Investor has duly executed and delivered this Agreement and the other Transaction Documents to which it is a party, and this Agreement and the other Transaction Documents constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principals of equity, or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.17    Not a Broker-Dealer.  The Investor is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act or engaged in a business that would require it to be so registered, nor is it an Affiliate of a such a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer. In the event the Investor is a member of FINRA, or associated or Affiliated with a member of FINRA, the Investor agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Shares, Warrants and Warrant Shares.

3.18      (For ERISA plans only)  The fiduciary of any ERISA plan adopted by the Company (the “Plan”), if any, represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Investor or Plan fiduciary (a) is responsible for the decision to invest in the Company; (b) is independent of the Company and any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Investor or Plan fiduciary has not relied on any advice or recommendation of the Company or any of its affiliates.

3.19    Prohibited Transactions.  The Investor hereby represents, warrants, agrees and covenants to and with the Company that the Investor has not, directly and/or indirectly, previously had and/or maintained and/or currently has, and/or in the future will not make or maintain a "short" position in the Company's securities and will not encourage and/or facilitate the same by any third party.

3.20    Reliance on Exemptions.  The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.  All of the information which the Investor has provided to the Company is true, correct and complete as of the date of this Agreement, and if there should be any change in such information prior to the Closing, the Investor will immediately provide the Company with such information.

3.21    Conflicts.  The Investor understands that Affiliates and/or employees of the Company and/or the Co-Placement Agents may, but are not obligated to, purchase Securities in the Offering and any and all such Securities purchased shall be counted toward the Minimum Amount and the Maximum Amount.

4.	Covenants of the Company.

4.1    Furnishing of Information.  For the two year period after the Final Closing Date, the Company covenants to use its reasonable efforts to (a) file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and (b) make and keep adequate “current public information” (as such term is described in Rule 144) available.

4.2    Rule 144 Sales.  In connection with any proposed sale of Shares or Warrant Shares pursuant to Rule 144 (or any successor provision) by the Investor, the Company covenants that it shall take such reasonable action as the Investor may request (including, without limitation, promptly obtaining any required legal opinions from Company counsel necessary to effect the sale of Shares or Warrant Shares under Rule 144), all to the extent required from time to time to enable the Investor to sell Shares or Warrant Shares without registration under the Securities Act pursuant to the provisions of Rule 144 under the Securities Act (or any successor provision).

4.3    Filing of Tax Reports.  The Company shall, and shall cause each of its Subsidiaries to prepare and timely file (or obtain extensions in respect thereof and file within the applicable grace period) all tax returns and tax reports required to be filed by each of them in all required jurisdictions after the date hereof pursuant to applicable tax laws.

4.4    No S-8 Registration.  For one-year following the Termination Date, the Company shall not issue any shares of Common Stock pursuant to a registration statement on Form S-8.

4.5    Registration Rights.

(a) On or prior to the thirtieth (30th) day after the Termination Date (the “Registration Filing Date”), the Company shall file a registration statement (the “Registration Statement”) under the Securities Act with the SEC and shall make appropriate filings in such states as the Co-Placement Agents shall reasonably specify, (i) registering for resale by the Investors (a) the shares of Common Stock sold hereunder, and (b) the Warrant Shares; and (ii) registering for resale by the Co-Placement Agents and other agents shares of Common Stock underlying any warrants issued to them in connection with the Offering (all of the foregoing securities, together, being collectively referred to herein as the “Registrable Securities”).  The Company shall use its best efforts to have the Registration Statement declared effective prior to the one hundred fiftieth (150th) day following the Termination Date, provided, however, that in the event of a “full review” by the SEC the Company shall be afforded an additional thirty (30) days and shall have the Registration Statement declared effective prior to the one hundred eightieth day (180th) day following the Termination Date (the “Registration Effective Date”).  If (i) the Registration Statement has not been (x) filed on or prior to the Registration Filing Date or (y) declared effective by the SEC on or before the

Registration Effective Date; and (ii) the Registrable Securities included in such Registration Statement are not saleable under Rule 144, the Company shall pay to each Investor as liquidated damages, a cash payment equal to one (1%) percent of the aggregated amount invested by such Investor in the Offering for the first thirty (30) days, and one (1%) percent of the aggregated amount invested by such Investor in the Offering for every 30-day period thereafter until the Registration Statement has been filed and/or declared effective, or such proportionate percentage for any period less than thirty (30) days.

(b) Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities to be registered in the Registration Statement (and the Company has made a commercially reasonable effort to advocate with the SEC for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities to be registered on such Registration Statement will be reduced first by the Registrable Securities owned by the Co-Placement Agents; and, second, on a pro rata basis among the Investors based on the total number of unregistered Warrant Shares held by such Investors on a fully diluted basis, unless such Investor notifies the Company otherwise.  The Company shall file a new registration statement as soon as reasonably practicable covering the resale by the Holders of not less than the number of such Registrable Securities that are not registered in the Registration Statement, provided, that, the Registrable Securities cannot otherwise be sold pursuant to Rule 144.  The Company shall not be liable for liquidated damages under this Section 4.5 as to any Registrable Securities which are not permitted by the SEC to be included in a Registration Statement due solely to SEC Guidance from time to time.  In such case, any liquidated damages payable under this Section 4.5 shall be calculated to apply only to the percentage of Registrable Securities which are permitted in accordance with SEC Guidance to be included in such Registration Statement.

(c) The Company will keep any registration statement which registers the Registrable Securities pursuant hereto effective and current (the “Effectiveness Period”) until the earlier of the date by which all the registered Registrable Securities (i) have been sold; or (ii) may be sold pursuant to Rule 144, without any volume restrictions.

(d)  If during the Effectiveness Period, subject to Section 4.5(a) and Section 4.5(b), the Company becomes aware that the number of Registrable Securities at any time exceeds the number of Registrable Securities then registered for resale in a Registration Statement, then the Company shall file as soon as reasonably practicable an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities that are not then registered.

(e) The Company will notify each Holder of such Registrable Securities as expeditiously as possible following the effectiveness of the Registration Statement filed pursuant to this section and/or of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus included in the Registration Statement (the “Prospectus”). If the Prospectus is amended to comply with the requirements of the Securities Act, the Holders, if requested by the Company, will immediately cease making offers of the Registrable Securities and the Company will promptly provide the Holders with revised Prospectuses to enable the Holders to resume making offers of the Registrable Securities. The Company will promptly notify the Holders, if after delivery of a Prospectus to the Holders, that, in the judgment of the Company, it is advisable to suspend use of the Prospectus delivered to the Holders due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company. Upon receipt of such notice, each such Holder will immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until such Holder has received copies of a supplemented or amended Prospectus or until such Holder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company will not exercise its rights under this subsection to suspend sales of Registrable Securities for a period in excess of ten (10) consecutive days or thirty (30) days in any 365-day period.

(f) If and whenever the Company is required by the provisions of this Agreement to affect the registration of any Registrable Securities under the Securities Act, the Company will:

(i) as expeditiously as possible furnish to each Holder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder;

(ii) as expeditiously as possible, notify each Holder, promptly after it receives notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

(iii) qualify or register the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by any Holder, provided that the Company shall not be obligated to execute or file any general consent to service of process (unless the Company is already then subject to service in such jurisdiction).

(g) In any registration statement in which Registrable Securities are included, the Company will bear all expenses and pay all fees incurred in connection therewith, excluding underwriting discounts and commissions payable with respect to the Registrable Securities, and fees and expenses of counsel and/or other experts retained by the Holders of the Registrable Securities but including the expenses of preparing the Registration Statement, filing it with the SEC and FINRA and having it declared effective (or cleared) by such agencies, and providing a reasonable number of copies of the prospectus contained therein to the Holders.

(h) Indemnification.

(i) The Company shall indemnify the Holder of the Registrable Securities to be sold or resold pursuant to any registration statement hereunder and any underwriter or person deemed to be an underwriter under the Securities Act and each person, if any, who controls such Holder or underwriters or persons deemed to be underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which the Holder may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement, except to the extent arising from information furnished (or omitted to be furnished) by or on behalf of the Holder, in writing, for specific inclusion in such registration statement.  The Holder of the Registrable Securities to be sold or resold pursuant to such registration statement, and their successors and assigns, shall indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which the Company may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished (or omitted to be furnished) by or on behalf of the Holder, in writing, for specific inclusion in such registration statement.

(ii) If any action is brought against a party hereto, (the “Indemnified Party”) in respect of which indemnity may be sought against the other party (the “Indemnifying Party”), such Indemnified Party shall promptly notify Indemnifying Party in writing of the institution of such action and Indemnifying Party shall assume the defense of such action, including the employment and fees of counsel reasonably satisfactory to the Indemnified Party.  Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by Indemnifying Party in connection with the defense of such action, or (ii) Indemnifying Party shall not have employed satisfactory counsel to defend such action, or (iii) such Indemnified Party shall have determined that there may be one or more legal defenses available to it which may result in a conflict between the Indemnified Party and Indemnifying Party (in which case Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events, the reasonable fees and expenses of counsel designated in writing by the Indemnified Party shall be borne by Indemnifying Party.  Notwithstanding anything to the contrary contained herein, if Indemnified Party shall assume the defense of such action as provided above, Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent.

(iii) If the indemnification or reimbursement provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Party (other than as a consequence of a final judicial determination of willful misconduct, bad faith or gross negligence of such Indemnified Party), then Indemnifying Party agrees, in lieu of indemnifying such Indemnified Party, to contribute to the amount paid or payable by such Indemnified Party (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by Indemnifying Party on the one hand and by such Indemnified Party on the other or (ii) if (but only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of Indemnifying Party and of such Indemnified Party; provided, however, that in no event shall the aggregate amount contributed by the Holder exceed the profit, if any, earned by the Holder as a result of the exercise by him of the Warrants and the sale or resale by him of the Registrable Securities.

(iv) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

4.6    Make Good Agreement.  The Company shall agree to “make good” terms whereby the management shareholders of the Company will agree to place four million (4,000,000) shares of its Common Stock (the “Make Good Shares”) in an escrow account administered by Anslow & Jaclin, LLP (the “Make Good Escrow Agent”).  In the event the Company does not achieve a performance target of Twenty Six Million US Dollars ($26,000,000) Recurring Operating Net Income under U.S. GAAP before any extra-ordinary gain and excluding any non-cash expenses for the Company’s fiscal year ended December 31, 2010 (the “Performance Target”), the Make Good Escrow Agent shall distribute one million (1,000,000) Make Good Shares to all Investors on a pro rata basis for every one million dollar ($1,000,000) shortfall under the Performance Target.  No other consideration (other than the Make Good Shares) shall be required to be deposited into escrow or delivered to the Investors for any additional shortfall of the Performance Target or for any other reason related to this Section 4.6.

4.7    Chief Financial Officer.  The Company shall hire a Chief Financial Officer fluent in English and Mandarin within sixty (60) days after the Termination Date, which person shall be reasonably acceptable to the Co-Placement Agents.

4.8    Investor Relations.  The Company shall hire an investor relations/public relations firm within thirty (30) days after the Termination Date, which firm shall be reasonably acceptable to the Co-Placement Agents.

4.9    Auditor.  The Company shall retain an experienced Public Company Accounting Oversight Board (“PCAOB”) auditor with prior China public company experience within thirty (30) days after the Termination Date, which firm shall be reasonably acceptable to the Co-Placement Agents.

4.10    Special Dividends; Compensation.  The Company shall not pay any dividends and/or offer its executives compensation packages that are ten (10%) percent greater than those in place at the Termination Date in the two (2) years following the Offering.

4.11    Exchange Listing.  The Company shall use its best efforts to expeditiously seek a listing on NASDAQ and/or the NYSE Amex after the Final Closing Date.

5.	Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Investor that:

5.1    Organization; Execution, Delivery and Performance.

(a) The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary.

(b) The Company has no Subsidiaries other than those set forth in the SEC Reports.  Except as set forth in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary.

(c) (i)           The Company has all requisite corporate power and authority to enter into and perform this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof; (ii) the execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required except as expressly contemplated by this Agreement; (iii) each of the Transaction Documents has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly; and (iv) each of the Transaction Documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principals of equity, or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.2    Shares and Warrants Duly Authorized, Etc.  The Shares will be duly and validly issued, fully paid and non-assessable, and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights, rights of first refusal and/or other similar rights of stockholders of the Company and/or any other Person.  The Warrant Shares will be duly authorized and reserved for future issuance and, upon exercise of the Warrants in accordance with their terms, will be duly and validly issued, fully paid and non-assessable, and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights, rights of first refusal and/or other similar rights of stockholders of the Company and/or any other Person.

5.3    Capitalization.

(a) As of September 30, 2009, the authorized capital stock of the Company consists solely of 100,000,000 shares of Common Stock, of which 5,500,000 shares of Common Stock are issued and outstanding, no shares of Common Stock are reserved for issuance pursuant to securities (other than the Warrants and the warrants issued to the Co-Placement Agents in the Offering and the shares or convertible securities issuable pursuant to the Reverse Transaction) exercisable for, or convertible into or exchangeable for shares of Common Stock.

(b) As of September 30, 2009, other than as expressly disclosed in the SEC Reports, the Memorandum or contemplated in the Reverse Transaction:

(i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company;

(ii) other than the registration rights provided for in this Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except for the registration rights provisions contained herein); and

(iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of any of the Share, the Warrants and/or the Warrant Shares.  All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable.  No shares of capital stock and/or other securities of the Company are subject to preemptive rights, rights of first refusal and/or any other similar rights of the stockholders of the Company and/or any other Person or any Lien imposed through the actions or failure to act of the Company.

5.4    Financial Statements.  The consolidated historical financial statements and schedules of the Company and its consolidated Subsidiaries included in the SEC Reports and in the Memorandum (the “Company Financial Statements”) present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.

5.5    No Litigation; Governmental Proceedings.  Other than as expressly disclosed in the SEC Reports or in the Memorandum, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby, or (ii) could reasonably be expected to have a material adverse effect, except as set forth in or contemplated by the SEC Reports.

5.6    Ownership of Properties.  Each of the Company and its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

5.7    No Defaults.  Neither the Company nor any of its Subsidiaries is in (i) violation or default of any provision of its charter or bylaws; (ii) default or material violation of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) default or material violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable.

5.8    Tax Returns.  The Company has filed all U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and except as set forth in or contemplated in the SEC Reports.

5.9    Registration Rights.  Except as contemplated pursuant to this Agreement, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered pursuant to this Agreement that have not been satisfied or expressly waived, in writing, by the Person who has such registration rights.

5.10    No Securities Act Registration.  Assuming the accuracy of the Investor’s representations and warranties set forth in this Agreement, no registration under the Securities Act of the Securities is required for the offer and sale of the Securities to the Investor in the manner contemplated herein and in the Memorandum.

5.11    No Material Changes.  Except as expressly set forth in the SEC Reports or as expressly required in the Reverse Transaction, since June 30, 2009, there has not been:

(a) Any material adverse change in the financial condition, operations or business of the Company from that shown on the Company Financial Statements, or any material transaction or commitment effected or entered into by the Company outside of the ordinary course of business;

(b) Any issuance by the Company of any securities; or

(c) Any incurrence of any material liability outside of the ordinary course of business.

5.12    No General Solicitation. The Company has not, and to the Company’s knowledge no other Person has conducted any “general solicitation,” as such term is defined in Regulation D with respect to any of the Securities being offered hereby.

5.13    Books and Records. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the businesses of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

5.14    Disclosure. All information relating to or concerning the Company and its officers, directors, employees, customers or clients set forth in the Memorandum does not contain an untrue statement of material fact or omit to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

6.	Conditions to Closing of the Investor.

The obligation of the Investor to purchase the Units at the Closing is subject to the fulfillment to the Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:

6.1    Representations and Warranties.  The representations and warranties made by the Company shall be true and correct at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

6.2    Approvals.  The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

6.3    Judgments, Etc.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

6.4    Stop Orders.  No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Company’s Common Stock is listed or quoted, with respect to public trading in the Common Stock.

6.5    Lock-Up Agreements.  The Company shall have delivered to the Co-Placement Agents fully executed and dated Lock-Up Agreements from the officers, directors and shareholders of Guangxi Liuzhou Baicaotang Medicine Limited, the People’s Republic of China subsidiary of Ingenious (the “Baicaotang PRC Shareholders”), and the original shareholder of Forever Well Asia Pacific Limited, the Hong Kong subsidiary of Ingenious (the “Forever Well Shareholder”), whereby the Baicaotang PRC Shareholders and the Forever Well Shareholder agree that, without the express prior written consent of the Investors, they will not offer, pledge, sell or otherwise dispose of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock for a period commencing on the Initial Closing and terminating one (1) year after the earlier of: (i) the effectiveness of the Registration Statement; or (ii) the date that the Registrable Securities may be sold pursuant to Rule 144.  The form of Lock-Up Agreement must be expressly approved by the Co-Placement Agents.

6.6    Fees and Expenses.  At the Initial Closing and each subsequent Closing thereafter, the Company shall pay such fees and expenses as disclosed in the Memorandum.

7.	Conditions to Closing of the Company.

The obligations of the Company to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to each Closing Date of the conditions listed below:

7.1    Representations and Warranties.  The representations and warranties made by the Investor shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

7.2    Corporate Proceedings.  If the Investor is a corporation or other entity, all corporate and other proceedings required to be undertaken by the Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

7.3    Agreements.  The Investor shall have completed and executed this Agreement, the other Transaction Documents to which it is a party and shall have completed the Investor Certification, and delivered the same to the Company

7.4    Purchase Price.  The Investor shall have delivered or caused to be delivered the full purchase price for the Units subscribed for to the Company.

7.5    Minimum Amount.  The Minimum Amount shall have been raised.

7.6    Reverse Transaction.  The Reverse Transaction shall have been effectuated.

8.	Anti-Dilution Protection; Right of First Refusal.

8.1    Anti-Dilution Protection.  For a period commencing on the date of the Final Closing Date and ending on the date that is two year after the earlier of: (i) the effectiveness of the Registration Statement; or (ii) the date that the Registrable Securities may be sold under Rule 144 (the “Anti-Dilution Period”), the Company hereby agrees to grant to Investors the following anti-dilution protection:

(a) In the event that during the Anti-Dilution Period, the Company sells or reserves for issuance Additional Shares (as defined below) of its Common Stock at a per share price less than $2.54 per share (a “Down Round Financing”), then promptly after a sale of Additional Shares, the Company shall issue to each Investor that is still a holder of Shares at the time of a sale of Additional Shares (each a “Holder”), that number of shares of Common Stock, rounded down to the nearest whole share, equal to the difference between (i) the aggregate purchase price paid by each such Holder for each Share underlying Units purchased in the Offering divided by the Weighted Average Adjusted Price (as defined below), less (ii) the number of Shares underlying Units actually purchased in the Offering by such Holder.

(b) For purposes hereof, “Additional Shares” shall mean shares of Common Stock sold for cash for a price per share of less than $2.54 per share excluding, any shares of Common Stock (i) issuable in connection with any merger, acquisition, business combination, joint ventures and/or technology and/or product acquisitions by the Company and/or any of its subsidiaries, (ii) issuable to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions; (iii) issuable upon exercise of any options, warrants or rights to purchase any securities of the Company or upon conversion of any convertible securities outstanding as of the Initial Closing; (iv) issuable as dividends and/or interest payments; (v) issuable pursuant to stock options issued to employees, consultants, officers or directors of the Company pursuant to stock purchase or stock option plans approved by the Company’s board of directors and shareholders; and (vi) issuable in connection with the Reverse Transaction.

(c) For each Down Round Financing during the Anti-Dilution Period, the “Weighted Average Adjusted Price” shall equal the quotient obtained by dividing (i) an amount equal to the sum of the aggregate purchase price of all of the Shares underlying Units sold in the Offering plus the aggregate consideration received by the Company for such Additional Shares issued during the Anti-Dilution Period; by (ii) an amount equal to the sum of the aggregate number of Shares underlying Units sold in the Offering plus the aggregate number of Additional Shares.

8.2    Right of First Refusal.  During the Anti-Dilution Period, the Company shall notify the Co-Placement Agents of any proposed financing the Company intends to pursue and shall grant to each Holder a right of first refusal to participate in such financing conducted by the Company.  If the Company does not receive notice from one of the Co-Placement Agents of an intention to participate in the proposed financing within ten (10) days of actual receipt by each Co-Placement Agent of such notice, then such right of first refusal shall be deemed waived, but solely for the particular transaction and shall remain in full effect for subsequent transactions.

9.	Indemnification.

9.1    Indemnification by the Company.  The Company expressly and irrevocably agrees to indemnify and hold harmless the Investor and its Affiliates and their respective directors, officers, employees and agents (the “Investor Indemnitees”) from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses as and when incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Investor Indemnitees may become subject, insofar as such Losses arise out of or are based upon any breach of representation, warranty, covenant or agreement made by the Company under the Transaction Documents and will reimburse any such Investor Indemnitees for all such amounts as they are incurred by such Investor Indemnitees, provided, however, that the Company shall only indemnify such Losses up to an amount not to exceed the Purchase Price paid by such Investor for his respective Units.

9.2    Indemnification by the Investor.  The Investor agrees to indemnify and hold harmless the Company, the Co-Placement Agents, and their respective Affiliates, directors, officers, employees and agents (collectively, the “Company Indemnitees”) from and against any and all Losses to which such Company Indemnitees may become subject, insofar as such Losses arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact made by the Investor and contained in the Transaction Documents or in the Investor Certification, or (b) any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Investor under the Transaction Documents or in the Investor Certification, and will reimburse any such Company Indemnitees for all such amounts as they are incurred by such Company Indemnitees.

9.3    Notices.  Promptly after receipt by any Investor Indemnitees or Company Indemnitees, as applicable, of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 9, such Investor Indemnitees or Company Indemnitees, as applicable, shall promptly notify the other party in writing and such other party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Investor Indemnitees or Company Indemnitees, as applicable, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Investor Indemnitees or Company Indemnitees, as applicable, so to notify the other party shall not relieve the other party of its obligations hereunder except to the extent that the other party is materially prejudiced by such failure to notify.  In any such proceeding, any Investor Indemnitees or Company Indemnitees, as applicable, shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Investor Indemnitees or Company Indemnitees, as applicable, unless:

(a) the Investor Indemnitees and Company Indemnitees shall have mutually agreed to the retention of such counsel; or

(b) in the reasonable judgment of counsel to such Investor Indemnitees or Company Indemnitees, as applicable, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

9.4 Settlements.  Neither the Investor Indemnitees or Company Indemnitees, as applicable, shall be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the other party shall indemnify and hold harmless such Investor Indemnitees or Company Indemnitees, as applicable, from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Investor Indemnitees or Company Indemnitees, as applicable, which consent shall not be unreasonably withheld, the other party shall not effect any settlement of any pending or threatened proceeding in respect of which any Investor Indemnitees or Company Indemnitees, as applicable, is or could have been a party and indemnity could have been sought hereunder by such Investor Indemnitees or Company Indemnitees, as applicable, unless such settlement includes an unconditional release of such Investor Indemnitees or Company Indemnitees, as applicable, from all liability arising out of such proceeding.

10.	Miscellaneous.

10.1    Blue Sky Qualification.  The purchase of Securities under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Securities from applicable Federal and state securities laws.  The Company will not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company will be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

10.2    Notices.  All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

The Company:

Purden Lake Resource Corp.
c/o China Baicaotang Medicine Limited
No. 102, Chengzhan Road
Liuzxhou City, Guangxi Province, PRC
Telephone: (86) 1877209778, (86) 772 3638318,
Facsimile:  (86) 772 3611763_
Attention: Xiao Yan Zhang

With a copy to (which shall not constitute notice):

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Telephone: (732) 409-1212
Facsimile: (732) 577-1188
Attention: Eric Stein, Esq.

The Investor:

As per the contact information provided on the signature page hereof.

With a copy to (which shall not constitute notice):

Gusrae, Kaplan, Bruno & Nusbaum, PLLC
120 Wall Street
New York, New York 10005
Telephone: (212) 269-1400
Facsimile: (212) 809-5449
Attention: Lawrence G. Nusbaum, Esq.

10.3    Survival of Representations and Warranties.  Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive the Closing.

10.4    Entire Agreement. This Agreement and the other Transaction Documents contain the entire agreement between the Company and the Investor in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

10.5    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

10.6    Publicity. The Company shall be entitled, without the prior approval of the Investor, to make any press release or SEC or other regulatory filings with respect to such transactions as is expressly required by applicable law and regulations.

10.7    Binding Effect; Benefits.  This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.8    Amendment; Waivers. All modifications, amendments or waivers to this Agreement shall require the written consent of both the Company and a majority in interest of the Investors (based on the number of Units purchased hereunder).

10.9    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed solely and exclusively in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the sole and exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby (a “Proceeding”).  Each of the parties hereto irrevocably consents to the sole and exclusive jurisdiction of any such court in any such Proceeding and to the laying of venue in such court.  Each party hereto expressly and irrevocably waives any objection to the laying of venue of any such Proceeding brought in such courts and irrevocably waives any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum.  The successful party in any Proceeding shall be entitled to its legal fees and expenses from the losing party.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

10.10    Confidentiality.  The Investor acknowledges and agrees that any information or data the Investor has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence (the “Confidential Information”).  Any distribution of the Confidential Information to any person other than the Investor named above, in whole or in part, or the reproduction of the Confidential Information, or the divulgence of any of its contents (other than to the Investor’s tax and financial advisers, attorneys and accountants, who will likewise be required to maintain the confidentiality of the Confidential Information) is unauthorized, except that any Investor (and each employee, representative, or other agent of the Investor) may disclose to any and all persons, without limitations of any kind (except as provided in the next sentence) the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure.  Any such disclosure of the tax treatment, tax structure and other tax-related materials shall not be made for the purpose of offering to sell the securities offered hereby or soliciting an offer to purchase any such securities.  Except as provided above with respect to tax matters, the above named Investor, agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and Confidential Information obtained by or given to the Company about or belonging to third parties.

10.11    Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.12    Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.  In the event that any signature (including a financing signature page) is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

10.13    Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Subscription Agreement to be duly executed as of the date first above written.

PURDEN LAKE RESOURCE CORP.

By:
Name:
Title:

INVESTOR:

The Investor executing the Investor Counterpart Signature Page attached hereto and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Investor Counterpart Signature Page

The undersigned, desiring to:

(a)	enter into this Agreement dated as of ___________, 2009, between the undersigned and the Company; and

(b)           purchase the Units of the Company as set forth below,

hereby agrees to purchase such Units from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.  The undersigned specifically acknowledges having read the representations in the section of the Agreement entitled “Representations, Warranties and Acknowledgments of the Investor,” and hereby represent that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

Investor herby elects to purchase a total of __________ Units at a price of $10,000 per Unit. (Each Unit consisting of 3,937 shares of Common Stock and a Warrant to purchase 514 Warrant Shares)

IF AN ENTITY:		IF AN INDIVIDUAL:

Name of Entity:		Print Name:
(Print)
Signature:
By:
	(Signature)	Co-Investor
Print Name:
Print Name:
Signature:

Date:		Date:

ANNEX A INVESTOR QUESTIONNAIRE INDIVIDUAL INVESTORS
Investor Name:
Co-Investor Name:

Individual Executing Profile or Trustee (If Applicable):

Marital Status:

SSN #:	Joint Party SSN #:

Date of Birth:	Joint Party Date of Birth:

Primary Residence:
Street Address:
City, State & Zip Code:

Home Phone:	Home Fax:
Email address:

Business Address:
Business Phone:	Business Fax:
Business Email Address:

ENTITY INVESTORS
Entity Investor Name:
Individual Executing Questionnaire:
Federal Tax ID No.:

Business Address:
Business Street Address:
Business City, State & Zip Code:
Contact Person:
Business Phone:	Business Fax:
Business Email Address:

SECURITY DELIVERY INSTRUCTIONS (Check One):
	Please deliver to the Home Address listed above
	Please deliver to the Business Address listed above
	Please deliver my securities to the following address:

Annex A

ANNEX B CERTIFICATE FOR INDIVIDUAL INVESTORS (Including Grantors of Revocable Trusts)
If the investor is an individual, including married couples and IRA accounts of individual investors, pleased complete, date and sign this Certificate. If the investment is to be held jointly, each investor must execute and deliver the Subscription Agreement and initial their Investor Status as requested below and execute this Certificate.

 Individual	Joint Tenants (both Joint Tenants must initial their Investor Status and sign this Certificate)
 IRA	Tenants in Common (both tenants-in-common must initial their Investor Status and sign this Certificate)
 Tenants in the Entirety	Community Property (all holders must initial their Investor Status and sign this Certificate)
Grantor of a Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor.  If you check this box, please note all Trustees must complete the Investor Status Section below and sign this Certificate).

Names of Grantors:

 Check if any Grantor is deceased, disabled or legally incompetent.

INVESTOR STATUS (Including Grantors of Revocable Trusts)

I certify that I have a net worth (including home, furnishings and automobiles) in excess of $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse.

Initial if Applicable

I certify that I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial if Applicable
I certify that I am a director or executive officer of Purden Lake Resource Corp.
Initial if Applicable

The undersigned certifies that the representations and responses above are true and accurate:

Investor Name (Print):	Co- Investor Name:

Signature:	Co- Investor Signature:

Date:	Date:

Annex B

ANNEX C ENTITY INVESTORS CERTIFICATE (CORPORATIONS, PARTNERSHIPS, LIMITED LIABILITY COMPANIES, IRREVOCABLE TRUSTS, AND FOUNDATIONS)
If the Investor is a corporation, partnership, limited liability company, irrevocable trust, pension plan, foundation or other entity, an authorized officer, partner, or trustee must provide the requested information below, initial the Investor Status and sign this Certificate.

Type of Entity (check one):
 Limited Partnership	 General Partnership
 Limited Liability Company	 Corporation
 Irrevocable Trust:	 Other form of organization:
Grantors of Revocable Trust: Please complete Annex B.

Date of Formation:

NOTE: PLEASE PROVIDE A COPY OF THE ORGANIZATIONAL DOCUMENTATION. (i.e., Articles of Incorporation, Partnership Agreement, Operating Agreement, Trust Agreement, etc)

In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status.  Please initial each category applicable to you as an investor in the Company.

A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

Initial if Applicable
A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;
Initial if Applicable
An insurance company as defined in Section 2(13) of the Securities Act;
Initial if Applicable
An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;
Initial if Applicable
A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
Initial if Applicable

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000, 000;

Initial if Applicable

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

Initial if Applicable

Annex C

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
Initial if Applicable

Any partnership or corporation or any organization described in Section 501(c)(3) of the Internal Revenue Code or similar business trust, not formed for the specific purpose of acquiring the Shares and Warrants, with total assets in excess of $5,000,000;

Initial if Applicable

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares and Warrants, whose purchase is directed by a sophisticated person as described in Rule  506(b)(2)(ii) of the Securities Act; or

Initial if Applicable
An entity in which all of the equity owners qualify under any of the above subparagraphs.*
Initial if Applicable	*If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and have each equity owner complete and deliver Annex A and Annex B hereof:

The undersigned certifies that the representations and responses above are true and accurate and that the undersigned has the authority to execute and deliver the Subscription Agreement and this Certificate on behalf of the Investor and to take other actions with respect thereto.

Entity Investor Name:

By (Signature):

Print Name:

Title:

Annex C